Exhibit 99.1

News Release

news release

FOR IMMEDIATE RELEASE	August 3, 2020

SYKES ENTERPRISES, INCORPORATED REPORTS

SECOND QUARTER 2020 FINANCIAL RESULTS

--Record second quarter 2020 revenues and a 78.4% increase in comparable operating income

--Best-in-a-decade second quarter 2020 constant currency comparable organic revenue growth and non-GAAP operating margin mark a major milestone

--Record second quarter 2020 cash flow from operations sustains solid balance sheet with a net cash position and share repurchases

--Second quarter 2020 diluted earnings per share more-than-doubled on a comparable basis

--Strong execution bolsters long-term market positioning even as the Company navigates a backdrop of limited near-term visibility fueled by the Covid-19 pandemic

TAMPA, FL – August 3, 2020 – Sykes Enterprises, Incorporated (“SYKES” or the “Company”) (NASDAQ: SYKE), a leading full life cycle provider of global customer engagement services, multichannel demand generation and digital transformation, announced today its financial results for the second-quarter ended June 30, 2020.

Second Quarter 2020 Financial Highlights

•

Second quarter 2020 revenues of $416.8 million were an all-time record and increased by $27.8 million, or 7.2%, from $389.0 million in the comparable quarter last year, driven by a combination of solid operational positioning, which enabled the Company to respond to opportunities in the marketplace with agility, a diverse business mix and healthy demand from existing and new program expansions as well as new client wins across the financial services, technology and healthcare verticals, more than offsetting the lower demand in the communications, transportation & leisure and other verticals

•

Non-GAAP second quarter 2020 constant currency organic revenues (see section titled “Non-GAAP Financial Measures” for an explanation and see Exhibit 11 for reconciliation) increased to a decade-high of 8.2% comparably, driven largely by the aforementioned factors

•

Second quarter 2020 operating income increased 78.4% compared to the same period last year and operating margin increased to 6.5% from 3.9% for the comparable period last year. On a non-GAAP basis (see Exhibit 6 for reconciliation), which excludes the impact of acquisition-related intangibles and fixed-asset write-ups, restructuring charges, impairments and merger and integration costs, second quarter 2020 operating margin was a decade-high of 8.5% versus 6.0% in the same period last year. The decade-high second quarter increase in the comparable operating margins was due to the Company’s solid demand execution combined

Sykes Enterprises, Incorporated

Corporate Headquarters:

400 North Ashley Drive

Tampa, FL  USA  33602

1 ∙ 800 ∙ TO ∙ SYKES

http://www.sykes.com

EMEA Operations

599 Calder Road

Edinburgh EH11 4GA

Scotland

+44 (0) 131 458-6500

with higher agent productivity, increased capacity utilization and expense discipline. Second quarter 2020 operating margin reflects the expense of approximately $1.8 million, or approximately 40 basis points, related to a mark‐to‐market adjustment of stock‐based deferred compensation programs funded through Rabbi Trust investments, which were impacted by an increase in global financial markets in the second quarter of 2020

•

Second quarter 2020 diluted earnings per share were $0.55 versus $0.27 in the same period last year, up 104%, with the increase driven largely by a combination of higher demand, strong operating margins and higher capacity utilization, coupled with, to a lesser extent, a positive swing in other expenses and a lower share count

•	On a non-GAAP basis, second quarter 2020 diluted earnings per share were $0.71 versus $0.41 on a comparable basis (see Exhibit 6 for reconciliation) due to the above-mentioned reasons

•

Consolidated capacity utilization rate increased to 73% in the second quarter of 2020 from 71% in the same period last year, driven by the Company’s agility in rapidly mobilizing its home agent platform globally in response to the Covid-19 pandemic and addressing higher comparable demand

Americas Region

Revenues from the Company’s Americas region, including operations in North America and offshore (Latin America, South Asia and the Asia Pacific region), increased 9.3% to $339.3 million, or 81.4% of total revenues, for the second quarter of 2020 compared to $310.3 million, or 79.8% of total revenues, in the same prior-year period. On a constant currency basis (a non-GAAP measure, see Exhibit 11 for reconciliation), the Americas revenues increased 9.9% comparably, driven by a combination of solid operational positioning, a diverse client mix and healthy demand from new client wins as well as existing and new program expansion across the financial services, technology and healthcare verticals, more than offsetting the lower demand in the communications and transportation & leisure verticals.

The Americas income from operations for the second quarter of 2020 increased 52.3% to $40.5 million, with an operating margin of 11.9% versus 8.6% in the comparable quarter last year. On a non-GAAP basis, the Americas operating margin was 14.0% versus 10.7% in the comparable quarter last year, with the increase due to a combination of factors, including strong overall demand, increased capacity utilization, higher agent productivity and expense discipline (see Exhibit 7 for reconciliation).

EMEA Region

Revenues from the Company’s Europe, Middle East and Africa (EMEA) region decreased 1.4% to $77.6 million, representing 18.6% of total revenues, for the second quarter of 2020, compared to $78.7 million, or 20.2% of total revenues, in the same prior-year period. On a constant currency basis (a non-GAAP measure, see Exhibit 11 for reconciliation), EMEA revenues increased 1.6% on a comparable basis driven by new client wins as well as existing and new program expansion principally within the technology and financial services verticals, more than offsetting the lower demand in the communications, transportation & leisure and other verticals, which includes project delays associated with Symphony.

The EMEA region’s income from operations for the second quarter of 2020 decreased 12.5% to $4.1 million, with an operating margin of 5.3% versus 5.9% in the comparable quarter last year. On a non-GAAP basis, the operating margin decreased to 6.6% from 7.3% in the year-ago period, with the decrease due to project delays associated with Symphony as COVID-19 related lockdowns impacted the deployment of Robotic Process Automation (RPA) consultants to client sites (see Exhibit 7 for reconciliation).

Other

Other loss from operations, which includes primarily corporate as well as some other costs, increased to $17.3 million, or 4.2% of revenues in the second quarter of 2020, compared to $16.0 million, or 4.1% of revenues in the prior-year period. On a non-GAAP basis (see Exhibit 7 for reconciliation), other loss from operations increased to 4.1% of revenues from 4.0% in the year-ago period driven principally by the previously discussed mark-to-market expense from the Rabbi Trust investments.

Other Income (Expense) and Taxes

Total other income (expense), net for the second quarter of 2020 was $1.4 million compared to $(1.5) million for the same period in the prior year. The second quarter 2020 positive swing reflects the mark-to-market benefit related to the Company’s Rabbi Trust investment performance coupled with lower interest expense due to lower average debt balances and lower interest rates.

The Company recorded an effective tax rate of 22.3% in the second quarter of 2020 versus 18.0% in the same period last year, with the delta mostly driven by a discrete benefit in the year-ago period.  On a non-GAAP basis, the second quarter 2020 effective tax rate was 22.8% compared to 20.3% in the same period last year (see Exhibit 10 for reconciliation) driven by the aforementioned factor.

Liquidity and Capital Resources

The Company’s balance sheet at June 30, 2020, remained strong with cash and cash equivalents of $129.1 million, of which approximately 81.9%, or $105.6 million, was held in international operations and the majority of which will not be subject to additional taxes if repatriated to the United States. During the quarter, the Company generated $58.1 million in cash flow from operating activities and repurchased 0.5 million shares at an average price of $26.01 per share for a total of $13.0 million. The Company has roughly 2.2 million shares remaining under its 10 million share repurchase program authorized in August 2011 and amended in March of 2016. At June 30, 2020, the Company had $49.0 million in borrowings outstanding, down $26.0 million sequentially, under its $500.0 million credit agreement.

Business Outlook

At this point, the Company believes it is prudent to abstain from providing quarterly and annual guidance. What is giving it pause is the frequent changes in client forecasts due to the limited visibility they have into final demand for their products and services. This is stemming from the uneven nature of economic openings and the related touch-and-go restrictions in place due to the unpredictable path of the pandemic, which is also resulting in record levels of unemployment. That said, given the Company’s record second quarter performance coupled with its highly differentiated business model, the Company believes it is well positioned long-term to capitalize on a large and highly fragmented marketplace as well as the potential dislocation among competitors in its industry.

Conference Call

The Company will conduct a conference call regarding the content of this release tomorrow, August 4, 2020, at 10:00 a.m. Eastern Standard Time. The conference call will be carried live on the Internet. Instructions for listening to the call over the Internet are available on the Investors page of SYKES’ website at www.sykes.com. A replay will be available at this location for two weeks. This press release is also posted on the SYKES website at http://investor.sykes.com/investor-relations/Investor-Resources/Investor-Relations-Home/default.aspx.

Non-GAAP Financial Measures

Non-GAAP indicators of performance are not measures of financial performance under U.S. Generally Accepted Accounting Principles (“GAAP”) and should not be considered a substitute for measures determined in accordance with GAAP. The Company, however, uses non-GAAP measures as a way to assist readers in further understanding the Company’s results. The Company believes these non-GAAP financial measures are important indicators of performance as they are intrinsic to how management evaluates and rewards performance from its underlying operations. Constant currency organic revenue growth, which is a non-GAAP measure, for instance, facilitates comparability between time periods as this presentation allows the Company to isolate the effect of acquisition-related revenues and exchange rate differences by assuming a constant exchange rate between periods for translation. Similarly, amortization of intangible assets and depreciation of the step up in value of purchased tangible assets are excluded for purposes of calculating the non-GAAP financial measures – including but not limited to non-GAAP operating margins, non-GAAP tax rate, non-GAAP net income, non-GAAP net income per diluted share and non-GAAP income from operations – because the Company does not acquire businesses on a predictable cycle and the exclusion facilitates a more meaningful evaluation of current operating performance and comparison to operating performance in other periods as well as performance relative to its peers who are not acquisitive or as acquisitive. The Company also excludes the impact or any corresponding reversals of material restructurings approved by the appropriate level of management, gain or loss on sale of facilities, release of cumulative translation adjustment (CTA), lease obligations and facility exit costs, severance and related costs, non-cash impairment charges, merger and integration costs associated with an acquisition and accretion of interest on contingent consideration of an acquisition from non-GAAP Income (loss) from operations and non-GAAP net income because the amounts are not reflective of ongoing operating results and do not contribute to a meaningful evaluation of current operating performance or comparison to operating performance in other periods. Refer to the exhibits in the release for detailed reconciliations.

About Sykes Enterprises, Incorporated

Sykes Enterprises, Incorporated (“SYKES” or “the Company”) is a leading provider of multi-channel demand generation and global customer engagement services. The Company provides differentiated full lifecycle customer engagement solutions and services primarily to Global 2000 companies and their end customers principally in the financial services, communications, technology, transportation & leisure and healthcare industries. SYKES’ differentiated full lifecycle management services platform effectively engages customers at every touchpoint within the customer journey, including digital marketing and acquisition, sales expertise, customer service, technical support and retention, many of which can be optimized by a suite of robotic process automation (“RPA”) and artificial intelligence (“AI”) solutions. The Company serves its clients through two geographic operating regions: the Americas (United States, Canada, Latin America, South Asia and Asia Pacific) and EMEA (Europe, the Middle East and Africa). Its Americas and EMEA regions primarily provide customer-engagement solutions and services with an emphasis on inbound multichannel demand generation, customer service and technical support to its clients’ customers. These services are delivered through multiple communication channels including phone, email, social media, text messaging, chat and digital self-service. The Company also provides various enterprise support services in the United States that include services for its clients’ internal support operations, from technical staffing services to outsourced corporate help desk services. In Europe, the Company provides fulfillment services, which includes order processing, payment processing, inventory control, product delivery and product returns handling. Additionally, through the acquisition of RPA provider Symphony Ventures Ltd (“Symphony”) coupled with its investment in AI through XSell Technologies, Inc. (“XSell”), the Company also provides a suite of solutions such as consulting, implementation, hosting and managed services that optimizes its differentiated full lifecycle management services platform. SYKES’ complete service offering helps its clients acquire, retain and increase the lifetime value of their customer relationships. The Company has developed an extensive global reach with customer engagement centers across six continents, including North America, South America, Europe, Asia, Australia and Africa. It delivers cost-effective solutions that generate demand, enhance the customer service experience, promote stronger brand loyalty, and bring about high levels of performance and profitability. For additional information please visit www.sykes.com.

Forward-Looking Statements

This press release may contain “forward-looking statements,” including SYKES’ estimates of its future business outlook, prospects or financial results. Statements regarding SYKES’ objectives, expectations, intentions, beliefs or strategies, or statements containing words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plans,” “seeks,” “implies,” or similar expressions are intended to identify such forward-looking statements. It is important to note that SYKES’ actual results could differ materially from those in such forward-looking statements, and undue reliance should not be placed on such statements. Statements about the effects of the COVID-19 pandemic on our business, operations, financial performance and prospects may constitute forward-looking statements and are subject to the risk that the actual impacts may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our clients, third parties and us. Among the important factors that could cause such actual results to differ materially are (i) the impact of economic recessions in the U.S. and other parts of the world, (ii) fluctuations in global business conditions and the global economy, (iii) SYKES’ ability of maintaining margins, (iv) SYKES’ ability to continue the growth of its support service revenues through additional technical and customer engagement centers, (v) currency fluctuations, (vi) the timing of significant orders for SYKES’ products and services, (vii) loss or addition of significant clients, (viii) the early termination of contracts by clients, (ix) SYKES’ ability to recognize deferred revenue through delivery of products or satisfactory performance of services, (x) construction delays of new or expansion of existing customer engagement centers, (xi) difficulties or delays in implementing SYKES’ bundled service offerings, (xii) failure to achieve sales, marketing and other objectives, (xiii) variations in the terms and the elements of services offered under SYKES’ standardized contract including those for future bundled service offerings, (xiv) changes in applicable accounting principles or interpretations of such principles, (xv) delays in SYKES’ ability to develop new products and services and market acceptance of new products and services, (xvi) rapid technological change, (xvii) political and country-specific risks inherent in conducting business abroad, (xviii) SYKES’ ability to attract and retain key management personnel, (xix) SYKES’ ability to further penetrate into vertically integrated markets, (xx) SYKES’ ability to expand its global presence through strategic alliances and selective acquisitions, (xxi) SYKES’ ability to continue to establish a competitive advantage through sophisticated technological capabilities, (xxii) the ultimate outcome of any lawsuits or penalties (regulatory or otherwise), (xxiii) SYKES’ dependence on trends toward outsourcing, (xxiv) risk of interruption of technical and customer engagement center operations due to such factors as fire, earthquakes, inclement weather and other disasters, power failures, telecommunications failures, unauthorized intrusions, computer viruses and other emergencies, (xxv) the existence of substantial competition, (xxvi) the ability to obtain and maintain grants and other incentives, including tax holidays or otherwise, (xxvii) risks related to the integration of the businesses of SYKES, including the Qelp, Clearlink, WhistleOut and Symphony acquisitions and the impairment of any related goodwill, (xxviii) the ability to execute on initiatives to address inefficiencies around recruitment and retention in the U.S. and rationalize underutilized capacity methodically and (xxix) other risk factors listed from time to time in SYKES’ registration statements and reports as filed with the Securities and Exchange Commission. All forward-looking statements included in this press release are made as of the date hereof, and SYKES undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise.

For additional information contact:

Subhaash Kumar

Sykes Enterprises, Incorporated

(813) 233-7143

Sykes Enterprises, Incorporated

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

Exhibit 1

	Three Months Ended June 30,
	2020	2019
Revenues	$416,833	$389,006
Direct salaries and related costs	(268,433)	(252,161)
General and administrative	(102,664)	(104,282)
Depreciation, net	(12,630)	(13,052)
Amortization of intangibles	(4,093)	(4,127)
Impairment of long-lived assets	(1,800)	(129)
Income from operations	27,213	15,255
Total other income (expense), net	1,402	(1,520)
Income before income taxes	28,615	13,735
Income taxes	(6,385)	(2,466)
Net income	$22,230	$11,269

Net income per common share:
Basic	$0.55	$0.27
Diluted	$0.55	$0.27

Weighted average common shares outstanding:
Basic	40,318	42,038
Diluted	40,380	42,094

Sykes Enterprises, Incorporated

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

Exhibit 2

	Six Months Ended June 30,
	2020	2019
Revenues	$827,999	$791,931
Direct salaries and related costs	(535,378)	(513,889)
General and administrative	(205,911)	(208,962)
Depreciation, net	(25,091)	(26,949)
Amortization of intangibles	(8,212)	(8,413)
Impairment of long-lived assets	(1,800)	(1,711)
Income from operations	51,607	32,007
Total other income (expense), net	(3,848)	(1,903)
Income before income taxes	47,759	30,104
Income taxes	(11,611)	(7,148)
Net income	$36,148	$22,956

Net income per common share:
Basic	$0.89	$0.55
Diluted	$0.88	$0.54

Weighted average common shares outstanding:
Basic	40,726	42,107
Diluted	40,857	42,200

Sykes Enterprises, Incorporated

Segment Results

(in thousands)

(Unaudited)

Exhibit 3

	Three Months Ended June 30,
	2020	2019
Revenues:
Americas	$339,272	$310,307
EMEA	77,561	78,676
Other	—	23
Total	$416,833	$389,006

Operating Income (Loss):
Americas	$40,479	$26,584
EMEA	4,078	4,661
Other	(17,344)	(15,990)
Income from operations	27,213	15,255

Total other income (expense), net	1,402	(1,520)
Income taxes	(6,385)	(2,466)
Net income	$22,230	$11,269

	Six Months Ended June 30,
	2020	2019
Revenues:
Americas	$672,198	$635,084
EMEA	155,794	156,804
Other	7	43
Total	$827,999	$791,931

Operating Income (Loss):
Americas	$76,258	$56,652
EMEA	7,258	6,152
Other	(31,909)	(30,797)
Income from operations	51,607	32,007

Total other income (expense), net	(3,848)	(1,903)
Income taxes	(11,611)	(7,148)
Net income	$36,148	$22,956

Sykes Enterprises, Incorporated

Consolidated Balance Sheets and Supplementary Data

(in thousands, except seat data)

(Unaudited)

Exhibit 4

	June 30, 2020	December 31, 2019
Assets:
Current assets	$552,079	$558,786
Property and equipment, net	119,412	125,990
Operating lease right-of-use assets	188,676	205,112
Goodwill & intangibles, net	455,285	469,667
Other noncurrent assets	54,381	55,945
Total assets	$1,369,833	$1,415,500

Liabilities & Shareholders' Equity:
Current liabilities	$260,007	$253,633
Noncurrent liabilities	247,041	287,392
Shareholders' equity	862,785	874,475
Total liabilities and shareholders' equity	$1,369,833	$1,415,500

	Geographic Mix (% of Total Revenues)
	Q2 2020	Q2 2019
Americas (1)	81%	80%
Europe, Middle East & Africa (EMEA)	19%	20%
Other	0%	0%
Total	100%	100%

(1)

Includes the United States, Canada, Latin America, South Asia and the Asia Pacific Rim (APAC) Region. Latin America, South Asia and APAC are included in the Americas due to the nature of the business and client profile, which is primarily made up of U.S.-based clients.

	Vertical Industry Mix (% of Total Revenues)
	Q2 2020	Q2 2019
Financial Services	33%	31%
Technology	22%	20%
Communications	21%	23%
Transportation & Leisure	8%	9%
Healthcare	5%	5%
Other	11%	12%
Total	100%	100%

	Seat Capacity (2)
	Q2 2020	Q2 2019
Americas	40,400	39,700
EMEA	8,200	7,700
Total	48,600	47,400

	Capacity Utilization (2)
	Q2 2020	Q2 2019
Americas	73%	70%
EMEA	69%	74%
Total	73%	71%

(2)

The seat capacity and capacity utilization data are related to the Company’s brick-and-mortar call centers. At the end of the second quarter of 2020, the Company had approximately 3,500 legacy virtual seats.

Sykes Enterprises, Incorporated

Cash Flow from Operations

(in thousands)

(Unaudited)

Exhibit 5

	Three Months Ended June 30,
	2020	2019
Cash Flow From Operating Activities:
Net income	$22,230	$11,269
Depreciation	12,687	13,109
Amortization of intangibles	4,093	4,127
Amortization of deferred grants	(85)	(86)
Changes in assets and liabilities and other	19,168	(11,386)
Net cash provided by operating activities	$58,093	$17,033

Capital expenditures	$11,062	$10,694
Cash paid during period for interest	$442	$928
Cash paid during period for income taxes	$5,148	$9,705

	Six Months Ended June 30,
	2020	2019
Cash Flow From Operating Activities:
Net income	$36,148	$22,956
Depreciation	25,206	27,066
Amortization of intangibles	8,212	8,413
Amortization of deferred grants	(170)	(181)
Changes in assets and liabilities and other	17,246	(1,918)
Net cash provided by operating activities	$86,642	$56,336

Capital expenditures	$22,880	$16,390
Cash paid during period for interest	$1,009	$1,874
Cash paid during period for income taxes	$8,947	$12,567

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(in thousands, except per share data)

(Unaudited)

Exhibit 6

	Three Months Ended June 30,
	2020	2019
GAAP income from operations	$27,213	$15,255
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	4,489	4,563
Merger & integration costs	1,685	2,057
Americas restructuring	—	1,549
Other	2,230	—
Non-GAAP income from operations	$35,617	$23,424

	Three Months Ended June 30,
	2020	2019
GAAP net income	$22,230	$11,269
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	4,489	4,563
Merger & integration costs	1,685	2,057
Americas restructuring	—	1,549
Other	2,230	—
Tax effect of the adjustments	(2,051)	(1,982)
Non-GAAP net income	$28,583	$17,456

	Three Months Ended June 30,
	2020	2019
GAAP net income, per diluted share	$0.55	$0.27
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	0.11	0.11
Merger & integration costs	0.04	0.05
Americas restructuring	—	0.03
Other	0.06	—
Tax effect of the adjustments	(0.05)	(0.05)
Non-GAAP net income, per diluted share	$0.71	$0.41

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information by Segment

(in thousands)

(Unaudited)

Exhibit 7

	Americas		EMEA		Other (1)
	Three Months Ended June 30,		Three Months Ended June 30,		Three Months Ended June 30,
	2020	2019	2020	2019	2020	2019
GAAP income (loss) from operations	$40,479	$26,584	$4,078	$4,661	$(17,344)	$(15,990)
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	3,435	3,474	1,054	1,089	—	—
Merger & integration costs	1,459	1,740	—	—	226	317
Americas restructuring	—	1,541	—	—	—	8
Other	2,229	—	—	—	1	—
Non-GAAP income (loss) from operations	$47,602	$33,339	$5,132	$5,750	$(17,117)	$(15,665)

(1)	Other includes corporate and other costs.

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(in thousands, except per share data)

(Unaudited)

Exhibit 8

	Six Months Ended June 30,
	2020	2019
GAAP income from operations	$51,607	$32,007
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	9,028	9,737
Merger & integration costs	2,464	4,233
Americas restructuring	(2)	4,243
Other	2,285	—
Non-GAAP income from operations	$65,382	$50,220

	Six Months Ended June 30,
	2020	2019
GAAP net income	$36,148	$22,956
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	9,028	9,737
Merger & integration costs	2,464	4,233
Americas restructuring	(2)	4,243
Other	2,285	—
Tax effect of the adjustments	(3,337)	(4,470)
Non-GAAP net income	$46,586	$36,699

	Six Months Ended June 30,
	2020	2019
GAAP net income, per diluted share	$0.88	$0.54
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	0.22	0.23
Merger & integration costs	0.06	0.10
Americas restructuring	—	0.10
Other	0.06	—
Tax effect of the adjustments	(0.08)	(0.10)
Non-GAAP net income, per diluted share	$1.14	$0.87

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information by Segment

(in thousands)

(Unaudited)

Exhibit 9

	Americas		EMEA		Other (1)
	Six Months Ended June 30,		Six Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019	2020	2019
GAAP income (loss) from operations	$76,258	$56,652	$7,258	$6,152	$(31,909)	$(30,797)
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	6,894	7,548	2,134	2,189	—	—
Merger & integration costs	2,011	3,507	—	1,533	453	(807)
Americas restructuring	—	4,192	—	—	(2)	51
Other	2,229	—	—	—	56	—
Non-GAAP income (loss) from operations	$87,392	$71,899	$9,392	$9,874	$(31,402)	$(31,553)

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(Unaudited)

Exhibit 10

	Three Months Ended June 30,
	2020	2019
GAAP tax rate	22%	18%
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	0%	1%
Merger & integration costs	1%	1%
Americas restructuring	0%	0%
Other	0%	0%
Non-GAAP tax rate	23%	20%

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information by Segment

(Unaudited)

Exhibit 11

	Three Months Ended June 30, 2020 vs. June 30, 2019 (2)
	Americas	EMEA	Other (3)	Consolidated
GAAP revenue growth	9.3%	-1.4%	-100.0%	7.2%
Adjustments:
Foreign currency impact (1)	0.6%	3.0%	0.0%	1.0%
Non-GAAP constant currency organic revenue growth	9.9%	1.6%	-100.0%	8.2%

(1)	Foreign exchange fluctuations are calculated on a constant currency basis by translating the current period reported amounts using the prior period foreign exchange rate for each underlying currency.
(2)	Represents the period-over-period growth rate.
(3)	Other includes corporate and other costs.